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Exhibit 8.3

[Letterhead of Jones Day]

GTECH S.p.A
Viale del Campo Boario 56/d
00154 Roma
Italy

Dear Sirs,

        You have requested us, as special counsel to GTECH S.p.A (which will merge into Georgia Worldwide PLC) (the "Company") to render an opinion on certain matters of United Kingdom ("U.K.") tax law, specifically with respect to the "Risk Factors," so far as they relate to U.K. tax law, and the "Tax Consequences—Material U.K. Tax Considerations" disclosures in the Registration Statement on Form F-4 of the Company filed with the Securities and Exchange Commission on December 15, 2014, as amended to date (the "Registration Statement"), under the United States Securities Act of 1933, as amended (the "Act").

        Capitalised terms used but not defined in this opinion letter shall, unless the context otherwise requires, have the same meaning as ascribed to them in the Registration Statement.

        In rendering this opinion, we have examined and relied on the information in the Registration Statement of the Company under the Act with respect to the IGT Merger and the Holdco Merger, except for the parts of the Registration Statement entitled "Risk Factors," so far as they relate to U.K. tax law and "Tax Consequences—Material U.K. Tax Consequences."

        We express no opinion on any law other than the tax laws of the U.K. as it stands at the date of this opinion. This opinion shall be governed by and construed in accordance with English law.

        Based upon and subject to the foregoing, the statements contained in the Registration Statement under the captions "Risk Factors," so far as they relate to UK tax law, and "Tax Consequences—Material UK Tax Considerations" constitute our opinion as to the principal material U.K. tax consequences of the IGT Merger, the Holdco Merger and of the ownership of shares in the Company as a result thereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference therein to us. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission.

Yours faithfully,
Jones Day
December 15, 2014

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  Exhibit 8.3